Other Exhibit (b)
                          Secretary's Certificate


     The undersigned, Elizabeth A. Keeley, Assistant Secretary of the investment companies enumerated on Exhibit A hereto (individually, the "Fund"), hereby certifies that set forth below is a true and correct copy of the resolution adopted by the Fund's Board on October 22, 1997:

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Elizabeth A. Keeley, Marie E. Connolly, Richard W. Ingram, John E. Pelletier and Michael S. Petrucelli, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.

     IN WITNESS THEREOF, I have hereunto signed my name and affixed the seal of each Fund on October 22, 1997.




                                   /s/ Elizabeth A. Keeley
                                   Elizabeth A. Keeley

                  EXHIBIT A


Dreyfus Global Growth Fund
Dreyfus Premier International Growth Fund, Inc.
Dreyfus BASIC GNMA Fund
Dreyfus 100% U.S. Treasury Short Term Fund
Dreyfus 100% U.S. Treasury Intermediate Term Fund
Dreyfus 100% U.S. Treasury Long Term Fund
Dreyfus 100% U.S. Treasury Money Market Fund
Dreyfus Florida Municipal Money Market Fund
Dreyfus Florida Intermediate Municipal Bond Fund
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New York Insured Tax Exempt Bond Fund



Dreyfus Global Growth Fund    Dreyfus 100% U.S. Treasury
                              Long Term Fund



(SEAL)                                            (SEAL)



Dreyfus Premier International Dreyfus 100% U.S. Treasury
Growth Fund, Inc.             Money Market Fund



(SEAL)                                            (SEAL)



Dreyfus New York Insured Tax  Dreyfus Florida Municipal
Exempt Bond Fund              Money Market Fund



(SEAL)                                            (SEAL)



Dreyfus BASIC GNMA Fund       Dreyfus Florida Intermediate
                              Municipal Bond Fund



(SEAL)                                            (SEAL)



Dreyfus 100% U.S. Treasury    Dreyfus New Jersey Municipal
Short Term Fund               Bond Fund, Inc.



(SEAL)                                            (SEAL)



Dreyfus 100% U.S. Treasury
Intermediate Term Fund



(SEAL)